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Exhibit 10.4

AGREEMENT AND PLAN OF MERGER
BETWEEN
ALLEGIANT TRAVEL COMPANY, LLC
(A Nevada Limited Liability Company)
AND
ALLEGIANT TRAVEL COMPANY
(a Nevada Corporation)

        THIS AGREEMENT AND PLAN OF MERGER is entered into this            day of December, 2006, by and between Allegiant Travel Company, LLC, a limited liability company organized in the State of Nevada whose principal business address is 3301 North Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129 ("ATC LLC") and Allegiant Travel Company, a corporation incorporated in the State of Nevada whose principal business address is 3301 North Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129 ("ATC Corp"). ATC LLC and ATC Corp are sometimes referred to herein as the "Constituent Entities".

RECITALS

        WHEREAS, ATC LLC is a limited liability company duly organized and validly existing under the laws of the State of Nevada and has 16,568,333 shares (preferred and common) representing Membership Interests issued and outstanding;

        WHEREAS, ATC Corp is a corporation duly organized and validly existing under the laws of the State of Nevada and has authorized capital stock consisting of 100,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of undesignated Preferred Stock, of which 100 shares of Common Stock are issued and outstanding;

        WHEREAS, ATC LLC currently owns all of the outstanding stock of ATC Corp;

        WHEREAS, the Constituent Entities desire to enter into this Agreement and Plan of Merger as a reorganization pursuant to the Nevada Revised Statutes;

        WHEREAS, the Managing Board and a majority in interest of the Members of ATC LLC and the Board of Directors and sole stockholder of ATC Corp have by appropriate resolution approved this Agreement and Plan of Merger; and

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in accordance with the laws of the State of Nevada, the parties hereto agree that ATC LLC shall be merged with and into ATC Corp (the "Merger"), and that ATC Corp shall be the surviving entity (the "Surviving Entity") and that the terms and conditions of the Merger shall be as follows:

ARTICLE I

MERGER OF ATC LLC INTO ATC CORP

        Section 1.1    At the Effective Time (as defined below) of the Merger, ATC LLC shall be merged with and into ATC Corp, which shall be the Surviving Entity, and ATC Corp shall continue its existence under the laws of the State of Nevada.

        Section 1.2    The Constituent Entities shall cause Articles of Merger or other such documents as are required to be filed as promptly as possible with the Secretary of State of Nevada, and the effective time of the Merger (hereafter referred to as the "Effective Time") shall be the date of such filing.

ARTICLE II

EFFECT ON SHARES

        Section 2.1    At the Effective Time, each common share of ATC LLC issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holders thereof, be exchanged for new shares of Common Stock of ATC Corp on a one-for-one basis and each preferred share of ATC LLC issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holders thereof, be exchanged for 0.76 of one new share of Common Stock of ATC Corp.

        Section 2.2    Since ATC LLC is being merged into ATC Corp hereunder, all shares of ATC Corp outstanding prior to the Merger owned by ATC LLC shall be cancelled as of the Effective Time.

        Section 2.3    As of the Effective Time, ATC Corp shall assume all outstanding options granted by ATC LLC on the same terms and conditions presently applicable to such options. As such, any outstanding option for shares of ATC LLC shall represent, as of the Effective Time, an option to acquire the same number of shares of Common Stock of ATC Corp on the same terms and conditions.

ARTICLE III

LEGAL AND FINANCIAL ASPECTS OF SURVIVING ENTITY

        Section 3.1    The Articles of Incorporation of ATC Corp in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Entity following the Merger until amended as provided by law.

        Section 3.2    The By-laws of ATC Corp in effect at the Effective Time shall be the By-laws of the Surviving Entity until amended as provided by law.

        Section 3.3    The Directors and officers of ATC Corp serving at the Effective Time shall continue to serve as the Directors and officers after the Merger until their successors have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws.

ARTICLE IV

EFFECTS OF MERGER

        From the Effective Time, the Merger shall have the effects provided by Nevada law. Without limiting the generality of the foregoing, upon the Effective Time, the separate existence of ATC LLC shall cease, ATC LLC shall be merged with and into ATC Corp as the Surviving Entity, and the Surviving Entity, without any further deed or action, shall possess all assets and property of every description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature), of each of the Constituent Entities and all obligations belonging to or due each of the Constituent Entities. Title to any real estate, or any interest therein, vested in each Constituent Entity shall not revert or in any way be impaired by reason of the Merger. The Surviving Entity shall be liable for all of the obligations of each Constituent Entity. Any claim existing, or action or proceeding pending, by or against either Constituent Entity may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place or the Surviving Entity may be substituted in the place of such Constituent Entity. All rights of creditors of each Constituent Entity shall be preserved unimpaired, and all liens upon the property of either Constituent Entity shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Time. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Entity, the officers of the respective Constituent Entities shall execute, acknowledge and deliver such instruments and do such acts. For such purposes, the existence of the Constituent Entities and the authority of their respective officers is continued, notwithstanding the Merger.

ARTICLE V

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE MERGER

        The obligations of the parties to this Agreement and Plan of Merger are subject to the fulfillment and satisfaction, at or prior to the Effective Time, of the following condition, which may be waived by ATC Corp by a writing directed to the other parties:

        Section 5.1    All actions required by law to have been taken by the Members of ATC LLC and the Board of Directors and sole stockholder of ATC Corp shall have been duly and validly taken.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    This Agreement and Plan of Merger may be terminated by the managing board of ATC LLC or the Board of Directors of ATC Corp and the Merger abandoned at any time prior to the Effective Time whether before or after submission to or approval by the Members of ATC LLC or the stockholder of ATC Corp.

        Section 6.2    Any provision of this Agreement and Plan of Merger may be waived at any time by the party which is, or whose members or stockholders are, entitled to the benefits thereof and this Agreement and Plan of Merger may be amended or supplemented at any time prior to the Effective Time by the Managing Board of ATC LLC or the Board of Directors of ATC Corp. After approval hereof by the Members of ATC LLC, no amendment shall be made, without the further approval of a majority in interest of such Members, which (i) alters or changes the provisions relating to rights by the Members of ATC LLC on conversion of their ATC LLC shares as provided in Section 2.1 hereof, (ii) alters or changes any term of the Articles of Incorporation of the Surviving Entity to be effected by the Merger as provided in Section 3.1 hereof, or (iii) changes any of the principal terms of this Agreement and Plan of Merger.

        Section 6.3    This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, between the parties, with respect to the subject matter hereof.

        Section 6.4    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 6.5    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 6.6    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        Section 6.7    This Agreement and Plan of Merger shall be governed by and interpreted in accordance with the laws of the State of Nevada.

        Section 6.8    This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile. Facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first stated above by their duly authorized officers.

ALLEGIANT TRAVEL COMPANY, LLC
By:

Maurice J. Gallagher, Jr., President
Attest:

Andrew C. Levy, Secretary
(SEAL)
ALLEGIANT TRAVEL COMPANY (a Nevada corporation)
By:

Maurice J. Gallagher, Jr., President
Attest:

Andrew Levy, Secretary
(CORPORATE SEAL)

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ARTICLE I MERGER OF ATC LLC INTO ATC CORP
ARTICLE II EFFECT ON SHARES
ARTICLE III LEGAL AND FINANCIAL ASPECTS OF SURVIVING ENTITY
ARTICLE IV EFFECTS OF MERGER
ARTICLE V CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE MERGER
ARTICLE VI MISCELLANEOUS